                                                             Exhibit (h)(1)(ii)

                                  APPENDIX A
                             Funds and Portfolios

                              Dated July 17,2006

IXIS Advisor Cash Management Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

   IXIS Cash Management Trust - Money Market Series (formerly CDC Nvest Cash Management Trust - Money Market Series)

IXIS Advisor Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

   CGM Advisor Targeted Equity Fund
   Hansberger International Fund
   IXIS U.S. Diversified Portfolio (formerly, CDC Nvest Star Advisers Fund) IXIS Value Fund (formerly, CDC Nvest Star Value Fund)
   Loomis Sayles Core Plus Bond Fund
   Vaughan Nelson Small Cap Value Fund
   Westpeak Capital Growth Fund
   IXIS Income Diversified Portfolio

IXIS Advisor Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

   Harris Associates Large Cap Value Fund
   Loomis Sayles Massachusetts Tax Free Income Fund

IXIS Advisor Funds Trust III, a business trust organized under the laws of the Commonwealth of Massachusetts

   Harris Associates Focused Value Fund
   IXIS Equity Diversified Portfolio
   IXIS Moderate Diversified Portfolio (formerly, CDC IXIS Moderate Diversified Portfolio)

IXIS Advisor Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

   AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

   Loomis Sayles Bond Fund
   Loomis Sayles Fixed Income Fund
   Loomis Sayles Global Bond Fund
   Loomis Sayles High Income Opportunities Fund
   Loomis Sayles Inflation Protected Securities Fund
   Loomis Sayles Institutional High Income Fund
   Loomis Sayles Intermediate Duration Fixed Income Fund
   Loomis Sayles Investment Grade Fixed Income Fund
   Loomis Sayles Securitized Asset Fund
   Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

   Loomis Sayles Aggressive Growth Fund
   Loomis Sayles Global Markets Fund (formerly, Loomis Sayles Worldwide Fund) Loomis Sayles Growth Fund
   Loomis Sayles High Income Fund
   Loomis Sayles Investment Grade Bond Fund (except for Class J shares) Loomis Sayles Limited Term Government and Agency Fund
   Loomis Sayles Municipal Income Fund
   Loomis Sayles Research Fund
   Loomis Sayles Small Cap Growth Fund
   Loomis Sayles Strategic Income Fund
   Loomis Sayles Tax-Managed Equity Fund
   Loomis Sayles Value Fund

IXIS ADVISOR CASH MANAGEMENT TRUST
IXIS ADVISOR FUNDS TRUST I
IXIS ADVISOR FUNDS TRUST II
IXIS ADVISOR FUNDS TRUST III
IXIS ADVISOR FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II                        BOSTON FINANCIAL DATA SERVICES, INC.

By:    /s/ John E. Pelletier                  By:    /s/ Charles P Ragusa
       --------------------------------              --------------------------------
Name:  John E. Pelletier                      Name:  Charles P Ragusa
Title: Chief Operating Officer                Title: Vice President

As an Authorized Officer on behalf of each of the Funds listed above.